Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Dynamix Corporation III

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	(1)	457(a)	20,125,000	$10.00	$201,250,000.00	0.0001531	$30,811.38
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	20,125,000			0.0001531	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	10,062,500			0.0001531	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	Other	10,062,500	11.50	115,718,750.00	0.0001531	17,716.54
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	(5)	457(a)	17,250,000	10.00	172,500,000.00	0.0001531	26,409.75
Fees Previously Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(6)	Other	8,625,000	$11.50	$99,187,500.00	0.0001531	$15,185.61

Total Offering Amounts:							$316,968,750.00		48,527.92
Total Fees Previously Paid:									41,595.36
Total Fee Offsets:									0.00
Net Fee Due:									$6,932.56

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Includes 2,625,000 units, consisting of 2,625,000 Class A ordinary shares and 1,315,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Reflects payment made in connection with Form S-1 (File No. 333-289517) filed by the registrant on August 11, 2025.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Reflects payment made in connection with Form S-1 (File No. 333-289517) filed by the registrant on August 11, 2025.